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                                                                   EXHIBIT 99.10


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of registration statement no. 33-66406.



                                    ARTHUR ANDERSEN LLP


New York, New York

April 29, 1998